EXHIBIT 4.1


              THE SECURITY REPRESENTED BY THIS INSTRUMENT WAS ORIGINALLY ISSUED ON [EXECUTION DATE], AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY APPLICABLE STATE SECURITIES LAW.


                           CONVERTIBLE UNSECURED NOTE
                           --------------------------

[DOLLAR AMOUNT]                                                  Salt Lake City
                                                               [EXECUTION DATE]

         FOR VALUE RECEIVED, the undersigned, ALPNET, INC., a Utah corporation (the "COMPANY"), hereby promises to pay to the order of [INDIVIDUAL LENDER], at [Individual Lender's Address], in three (3) annual installments as described in Paragraph 2 of this Note, the principal amount of [DOLLAR AMOUNT] or such lesser principal amount thereof as may remain outstanding, together with interest thereon calculated from the date hereof, in accordance with the provisions of this Note.

         1. PAYMENT OF INTEREST. Interest shall accrue at a variable interest rate of two percent (2.0%) per annum above the New York Prime Rate (as defined below). Interest shall accrue daily on the outstanding balance of the outstanding Principal both before and after judgment, and shall be calculated on the basis of a 360-day year.

         As used in this Promissory Note, the term "NEW YORK PRIME RATE" shall be deemed to mean an index which is determined quarterly by the lowest Prime Rate published in the Money Rate Section of the West Coast Edition of the Wall Street Journal. This definition of Prime Rate is to be strictly interpreted and is not intended to serve any purpose other than providing an index to determine the variable interest rate used herein. The applicable annual total interest rate, as computed in accordance with the foregoing, shall be adjusted on the first day of January, April, July and October of each year. The Company will notify Lender of the current index rate upon Lender's request. The interest rate change will not occur more often than each quarter.

         The Company shall pay to the holder of this Note all accrued interest quarterly, specifically February 1, May 1, August 1, and November 1 of each year, beginning __________, 2000 (collectively, the "INTEREST PAYMENT DATES"). Any accrued interest, which for any reason has not theretofore been paid, shall be paid in full on the date on which the final principal payment on the Note is made.

         2. PAYMENT OF PRINCIPAL. The principal amount of this Note shall be repaid in three (3) equal installments due 36, 48, and 60 months, respectively, from [EXECUTION DATE]. Maker has a right to pay the full amount, or any portion, of the indebtedness evidenced by this Note without premium or penalty prior to maturity upon thirty (30) days prior notice to the holder; provided, however, that even after receipt of notice from Holder of its intent to make a prepayment, the holder shall continue to have the right to exercise its conversion rights until actual receipt of such prepayment.

         3.       EVENTS OF DEFAULT.

                  (a) DEFINITION. For purposes of this Note, an Event of Default shall be deemed to have occurred if

                  (i) the Company fails to pay when due and payable the full amount of interest then accrued on the Note or the installment amount of any principal payment on the Note, and such failure shall have continued for a period of 30 days;

                  (ii) the Company fails to perform or observe any material provision contained in this Note, and such failure is not cured within sixty (60) days after the occurrence thereof;

                  (iii) any information contained in writing required to be furnished by the Company to any holder of this Note is false or misleading in any material respect on the date made or furnished; or

                  (iv) the Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company bankrupt or insolvent.

         The foregoing shall constitute Events of Default whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  (b) CONSEQUENCES OF EVENTS OF DEFAULT. If an Event of Default has occurred, the aggregate principal amount of the Note (together with all accrued interest thereon) shall become immediately due and payable without any action on the part of the holder of this Note, and the Company shall immediately pay to the holder of the Note all amounts due and payable with respect to the Note.

         4.       CONVERSION.

                  (a)      CONVERSION PROCEDURE.

                  (i) At any time following the date of issuance of this Note and prior to the payment of this Note in full, the holder of this Note may convert all or any portion of the outstanding principal amount of this Note into a number of shares of the Conversion Stock determined by dividing the principal amount designated by such holder to be converted by the Conversion Price. Upon payment of this Note in full, all conversion rights granted herein shall terminate.

                  (ii) The holder of this Note may convert all or a portion of this Note by delivering to the Company or its agent a written notice of conversion (the "NOTICE OF CONVERSION" in the form of Exhibit A attached hereto), duly signed by or on behalf of the holder, stating the aggregate principal amount of such holder's Note to be converted. Such notices may be delivered to the Company or its agent by telephone line facsimile, and shall be delivered prior to 5 p.m., Salt Lake City time, on the day prior to the date of requested conversion. The Company will confirm its receipt of the Notice of Conversion, and confirm the calculations therein, or indicate alternative calculations, by return facsimile by 11:00 a.m., Salt Lake City time, on the following Business Day. Notwithstanding anything contained herein to the contrary, a minimum of $50,000 of the Note must be converted at a time or the entire balance due on the Note if less than $50,000.

                  (iii) Except as otherwise expressly provided herein, each conversion of this Note shall be deemed to have been effected as of the close of business on the date on which the Notice of Conversion is confirmed by the Company. At such time as such conversion has been effected, the rights of the holder of this Note as such holder to the extent of the conversion shall cease, and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

                  (iv) On receipt by the Company from the holder of this Note of a Notice of Conversion by telephone line facsimile transmission, meeting the requirements for conversion in this Note, and confirmation of such by the Company, the Company shall deliver to the holder as soon as is practicable:

                           (1) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the holder has specified;

                           (2) payment in an amount equal to the sum of all accrued interest with respect to the principal amount converted, which has not been paid prior thereto, plus the amount payable under subparagraph (v) below; and

                           (3) a new Note representing any portion of the principal amount that was represented by the Note surrendered to the Company in connection with such conversion but which was not converted.

                  (v) If any fractional share of Conversion Stock would, except for the provisions hereof, be deliverable upon conversion of this Note, the Company, in lieu of delivering such fractional share, shall pay an amount equal to the Conversion Price of such fractional share as of the date of such conversion.

                  (vi) The issuance of certificates for shares of Conversion Stock upon conversion of this Note shall be made without charge to the holder hereof for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of this Note, the Company shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

                  (vii) Each Common Stock certificate issued upon conversion of all or any portion of this Note, shall be stamped or otherwise imprinted with a legend substantially in the following form:

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR REGISTERED OR OTHERWISE QUALIFIED FOR SALE UNDER ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR SOLD OR OFFERED FOR SALE OR OTHERWISE TRANSFERRED, PLEDGED, HYPOTHE-CATED OR DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE ACT AND REGISTERED OR OTHERWISE QUALIFIED FOR SALE UNDER SUCH STATE SECURITIES LAWS OR AN EXCEPTION FROM REGISTRATION THEREUNDER IS AVAILABLE.

                  (viii) The Company shall at all times reserve and keep available, out of its treasury stock or authorized and unissued stock, or both, solely for the purpose of effecting the conversion of this Note, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note.

                  (b) CONVERSION PRICE. As used herein, the term "Conversion Price" shall mean the average of the closing bid and ask for ALPNET, Inc.'s Common Stock as quoted on NASDAQ for the five (5) trading days prior to the date of this Note which is $_____ per share.

         5.       REGISTRATION RIGHTS.

                  (a) PIGGYBACK RIGHTS. If at any time prior to the payment of this Note in full, the Company proposes to file a registration statement under the Securities Act, other than a registration on Form S-8 or a registration statement on Form S-4 (a "REGISTRATION STATEMENT"), with respect to an offering for its own account or for the account of others, of any Common Stock of the Company, then each such time the Company shall give written notice of such intention to file a Registration Statement (a "PIGGYBACK NOTICE") to the holder of this Note at least thirty (30) days before the anticipated filing date. The Piggyback Notice shall describe the intended method of distribution and offer the holder of this Note the opportunity to register pursuant to such Registration Statement such Registrable Securities as the holder may request in writing to the Company within thirty (30) days after the date the holder first received the Piggyback Notice (a "PIGGYBACK REGISTRATION"). The Company shall take all necessary steps so requested to register the Registrable Securities of the holder.

                  (b) UNDERWRITTEN REGISTRATIONS. In a registration pursuant to this paragraph 5 involving an underwritten offering, whether or not for sale for the account of the Company, any request pursuant to this paragraph 5 may require that all Registrable Securities be included in the underwriting on identical terms and conditions (an "UNDERWRITTEN REGISTRATION"). If the managing underwriter with respect to such an offering advises the Company that the inclusion of all the Registrable Securities which the holder has requested to be included in the Registration Statement would materially jeopardize the success of the offering, then the Company shall be required to include in the underwriting only that number, if any, of Registrable Securities which the underwriter advises the Company may be sold without materially jeopardizing the offering. In the event that the number of Registrable Securities included in such Piggyback Registration is limited as described above, then Registrable Securities shall be included on a pro rata basis based on the total number of outstanding Common Stock with registration rights, subject to prior registration rights granted by the Company. Any holder of this Note or a similar Note disapproving of the terms of any such underwriting may elect to withdraw from it by written notice to the Company and the underwriter.

                  (c) ANNUAL REGISTRATION. The Company shall undertake to register under the Securities Act and under any applicable Blue Sky or other state securities laws, all Registrable Securities within 60 days after the Company files its next annual From 10-K with the U.S. Securities and Exchange Commission (the "ANNUAL REGISTRATION"). The Company shall take all necessary steps to register the Registrable Securities of the holder.

         6. REGISTRATION EXPENSES. All expenses incident to a Piggyback Registration, Underwritten Registration or Annual Registration, including, without limitation, all registration and filing fees, including fees with respect to filings required to be made with the Commission, the National Association of Securities Dealers, Inc., fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters), printing expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel of the Company and of all independent public accountants of the Company (including the expenses of any special audit and "comfort" letters required by or incident to such performance), underwriters fees (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities which shall be paid by the selling holders on a pro rata basis based on the number of Registrable Securities being sold by them), securities acts liability insurance and fees and expenses of other persons or entities retained by the Company will be borne by the Company whether or not any Registration Statement becomes effective.

         7. HOLDBACK AGREEMENTS. A holder of this Note whose Registrable Securities are included in a Registration Statement as part of an underwritten public offering shall agree not to effect any public sale or distribution of Common Stock, including a sale pursuant to Rule 144 or in reliance on any other exemption from registration under the Securities Act, during the ninety (90) day period (or other period reasonably required by the Underwriter) beginning on the effective date of such Registration Statement (except as part of such registration), but only if and to the extent requested in writing (with reasonable prior written notice) by the underwriter(s). Any such agreement shall be in writing in a form satisfactory to a majority in interest of the holder of this Note and the holders of all similar notes participating in such registration.

         8.       REGISTRATION INFORMATION.

                  (a) The Company may require the holder of this Note and holders of similar Notes participating in a registration hereunder to furnish the Company such information regarding such holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request and as shall be required by law to effect such registration.

                  (b) The holder of this Note or holders of similar Notes who include Registrable Securities in any registration under paragraph 5 shall distribute those Registrable Securities in a manner consistent with the distribution described in the relevant registration statement.

         9.       INDEMNIFICATION.

                  (a) INDEMNIFICATION BY THE COMPANY. In the event of any registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless any holder of this Note participating in the registration, its directors, stockholders, officers and partners and each underwriter involved in such registration and each other person, if any, who controls each selling holder or underwriter within the meanings of the Securities Act or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") against any losses, claims, damages or liabilities, joint or several, to which each selling holder or its officers, directors, stockholders or partners or underwriter or controlling person may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary Prospectus or final Prospectus contained in such Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such selling holder, its officers, directors, stockholders and partners and such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by any of them as they are incurred in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable to any selling holder or its officers, directors, stockholders or partners, or controlling persons in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any willful untrue statement or omission made in such Registration Statement, preliminary Prospectus or final Prospectus, or any such amendment or supplement thereto, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such selling holder or its officers, directors, stockholders or partners, or controlling persons, specifically for use in the preparation of such Registration Statement, preliminary Prospectus or final Prospectus or amendment or supplement thereto.

                  (b) INDEMNIFICATION BY THE HOLDER. In the event of any registration of any of the Registrable Securities under the Securities Act pursuant to this Agreement, each selling holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed such Registration Statement, each underwriter involved in such registration, each other selling holder and their respective officers, directors, stockholders and partners and each person, if any, who controls the Company or any such underwriter or selling holder within the meaning of the Securities Ace or the Exchange Act, against any losses, claims, damages or liabilities, to which the Company, such directors and officers, such underwriter or selling holder or its respective officers, directors, stockholders or partners or controlling person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any preliminary Prospectus or final Prospectus contained in such Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse the Company, the underwriters, selling holders and their respective officers, directors, stockholders, partners and controlling person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such selling holder or its officers, directors, stockholders or partners or controlling persons, specifically for use in connection with the preparation of such Registration Statement, preliminary Prospectus or final Prospectus or amendment or supplement thereto.

                  (c) REQUIRED NOTICES. Each party entitled to indemnification under this Paragraph 9 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after the Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and, with respect to third party claims, shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from it, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation must be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and provided further that the failure of any Indemnified Party to give notice as provided in this Paragraph 9(c) shall not relieve the Indemnifying Party of its obligations under Paragraph 9(a) or (b), as the case may be. The Indemnified Party shall have the right to employ its own counsel in any claim or litigation, but, with respect to third party claims or litigation, the fees and expenses of counsel shall be at the expense of such Indemnified Party, when and as incurred, unless (i) the Indemnified Party shall have reasonably concluded that there may be a conflict or interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such claim or litigation (in which case the Indemnifying Party shall not have the right to direct the defense of such claim or litigation on behalf of the Indemnified Party), or (ii) the Indemnifying Party shall fail, within a reasonable time after notice of the claim, to have given written notice of its intention to assume such defense, and to have employed counsel to assume the defense of such claim or litigation, or
(iii) the Indemnifying Party fails timely and actively to assume or to continue to assume the defense of such claim. No Indemnifying Party, in the defense of any claim or litigation, shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to such Indemnified Party, of a release from all liability in respect of such third party claim or litigation. In no event shall an Indemnified Party consent to any entry of any judgment in a third party claim or litigation, or settle a third party claim or litigation without the prior written consent of the Indemnifying Party unless the Indemnifying Party fails to timely give notice of its intention to assume defense or timely and actively to assume and continue such defense.

         10. ASSIGNABILITY. The registration rights granted in this Note may be assigned by the holder together with an assignment of Registrable Securities by such holder.

         11. NOTICES. All notices or other communications under this Note shall be given in accordance with the notice provisions of this Note.

         12. DEFINITIONS. For purposes of this Note, the following capitalized terms have the following meaning.

         "BUSINESS DAY" means any day other than a Saturday, a Sunday or any day on which banks in Salt Lake City are authorized or obligated by law or executive order to close.

         "COMMON STOCK," "COMMON SHARES", or "SHARES" means the Company's Common Stock, no par value per share.

         "CONVERSION STOCK" means shares of the Company's Common Stock; provided, that if there is a change such that the securities issuable upon conversion of the Note are issued by an entity other than the Company or there is a change in the class of securities, so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of this
Note if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

         "EVENTS OF DEFAULT" has the meaning set forth in Paragraph 3 hereof.

         "INTEREST PAYMENT DATES" has the meaning set forth in Paragraph 1 hereof.

         "NOTICE OF CONVERSION" has the meaning set forth in Paragraph 4(a)(ii) hereof.

         "REGISTERABLE SECURITIES" means the Common Shares issuable upon conversion of this Note and any other Common Shares acquired by the holder of this Note as a result of stock splits, stock dividends, reclassifications, recapitalizations, or similar events relating to any such Shares. Wherever reference is made in this Note to a request or consent of holders of a certain percentage of Registrable Securities, the determination of such percentage shall include Shares issuable upon conversion of this Note even if such conversion has not yet been effected. Sixty days prior to the date that the Shares may be transferred without registration under the Securities Act, pursuant to Regulation S promulgated thereunder ("REGULATION S") or otherwise, the Shares will cease to be Registrable Shares.

         "SECURITIES ACT" means the Securities Act of 1933, as amended (the "SECURITIES ACT") or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission under the Securities Act, as they each may, from time to time, be in effect.

         13. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of a holder's Note, and in the case of any such loss, theft, or destruction, upon receipt of indemnity reasonably satisfactory to the Company, the Company shall (at its expense) execute and deliver in lieu of such Note a new Note of like kind representing the aggregate principal amount represented by such lost, stolen, destroyed or mutilated Note and dated the date of such lost, stolen, destroyed or mutilated Note, and interest shall accrue on the new Note from the date to which interest has been fully paid on such lost, stolen, destroyed or mutilated Note.

         14. CANCELLATION. After all principal and accrued interest at any time owned on this Note has been paid in full, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

         15. PAYMENTS. All payments to be made to the holders of this Note shall be made in U.S. Dollars in immediately available funds.

         16. PLACE OF PAYMENT. Except as otherwise expressly provided hereunder, payments of principal and interest shall be delivered (i) in person,
(ii) sent by registered or certified mail, postage prepaid with return receipt requested, or (iii) sent by reputable overnight courier service, fees prepaid, to the note holder, at such holder's address as it appears in this Note (unless otherwise indicated by any such holder).

         17.      GOVERNING LAW AND DISPUTE RESOLUTION.

[If lender is not a U.S. citizen, use this language:] This Note shall be governed by and construed in accordance with the laws of the state of Utah, United States of America. Any controversy or claim arising between the parties including any controversy or claim arising out of or relating to this Note shall be determined by arbitration in accordance with the International Arbitration Rules (the "RULES") of the American Arbitration Association ("AAA"). The AAA shall appoint one arbitrator who shall be from [country of lender] and shall determine the place of arbitration pursuant to the Rules. The language to be used in the arbitral proceedings shall be English. Any judgment rendered pursuant to the Rules shall be enforceable in both [country of lender] and Utah.

[If lender is a U.S. citizen, use this language:] Any controversy or claim arising out of or relating to this Note, or the breach thereof, shall be settled by arbitration in accordance with the COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration proceedings shall be conducted in the office of the Association closest to the Company's principle place of business in the United States. If space is not available in the office of the Association, then the arbitration will be held at a facility in reasonable proximity to the Association office. The party found by arbitration to be in breach of this Note shall be required to pay all other parties' attorneys' fees, costs and expenses incurred in connection with the arbitration, in addition to any other relief ordered by the arbitration(s).]

         18. INTEGRATION. There are no representations, warranties, covenants or agreements between the parties relating to this Note and its contents except as are specifically set forth or referred to in this Note. This Note contains the entire agreement between the parties hereto and supersedes all prior agreements, correspondence, memoranda, representations and understandings of the parties relating thereto. No representations have been made to induce the parties hereto to enter into the transactions contemplated in this Note except as are set forth herein.

         IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first written above.

                                       ALPNET, INC.


                                       By: ________________________________
                                                John W. Wittwer
                                                Its: Vice President Finance